Exhibit 5.1

March 21, 2007

American Railcar Industries, Inc.

100 Clark Street

St. Charles, MO 63301

Re:	Registration Statement on Form S-4 for American Railcar Industries, Inc. (the “Company”)

Ladies and Gentlemen:

We are rendering this opinion in connection with the filing by American Railcar Industries, Inc., a Delaware corporation (the “Company”), of a Registration Statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof relating to the offer to exchange up to $275,000,000 in aggregate principal amount of the Company’s 7.5% Senior Notes due 2014 which upon the effectiveness of the Registration Statement will be registered under the Securities Act (the “Exchange Notes”) for a like principal amount of the Company’s outstanding 7.5% Senior Notes due 2014 which have not been registered under the Securities Act (the “Outstanding Notes”). The Outstanding Notes have been, and the Exchange Notes will be, issued by the Company under an indenture dated as of February 28, 2007 (the “Indenture”) between the Company and Wilmington Trust Company, as trustee (the “Trustee”).

We have acted as the Company’s counsel in connection with the preparation of the Registration Statement. We have examined the Registration Statement, the Indenture, the form of the Exchange Notes, which is set forth as an exhibit to the Registration Statement, the Certificate of Incorporation of the Company, the By-laws of the Company, and the resolutions of the Board of Directors of the Company in connection with the issuance of the Exchange Notes and the filing of the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of officers and representatives of the Company.

In rendering the opinions that follow, we have assumed: (i) the genuineness of all signatures; (ii) the legal capacity of natural persons; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to the original documents of all documents submitted to us as duplicates or certified or conformed copies; (v) the authenticity of the originals of such latter documents; and (vi) that the Indenture is a valid and legally binding obligation of the Trustee. We have also assumed that, at or before the time of any exchange of the Outstanding Notes for Exchange Notes pursuant to the Indenture as contemplated by the Registration Statement (the “Exchange”), the Registration Statement will have been declared effective under the Securities Act and the effectiveness thereof will not have been suspended prior to the Exchange, and that there will not have occurred any change in law affecting the validity of the issuance of the Exchange Notes.

American Railcar Industries, Inc.

March 21, 2007

Based upon the foregoing, and subject to the further qualifications and limitations stated herein, we are of the opinion that:

1. The Exchange Notes have been duly authorized by all necessary corporate action of the Company, and when the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and as contemplated in the Registration Statement, the Exchange Notes will constitute valid and legally binding obligations of the Company.

2. Insofar as it relates to matters of law or legal conclusions, the summary contained in the Registration Statement of certain U.S. federal income tax consequences of exchanging the Outstanding Notes for the Exchange Notes and of the ownership and disposition of the Exchange Notes is accurate in all material respects as of the date hereof.

Our opinions set forth above are subject to the effects of: (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally; (ii) general equitable principles (whether considered in a proceeding in equity or at law); (iii) the implied covenant of good faith and fair dealing; and (iv) public policy.

We do not express any opinion herein concerning any law other than the General Corporation Law of the State of Delaware, the law of the State of New York and the federal law of the United States.

We hereby consent to the filing of this opinion as Exhibit 5.1 and Exhibit 8.1 to the Registration Statement and to the reference to our firm in the prospectus contained in the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Brown Rudnick Berlack Israels LLP BROWN RUDNICK BERLACK ISRAELS LLP

PJF/SPW/SFW/KKY